Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. THE EXCLUDED TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of April 24, 2025, and is made by and between Airbnb, Inc., a Delaware corporation (“Sublessor”), and Zscaler, Inc., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:
1.Recitals: This Sublease is made with reference to the fact that SI 34, LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of December 17, 2019, as amended by an Acknowledgement of Acceptance of Delivery and Amendment to NNN Lease (the “First Amendment”) dated December 8, 2020, a Second Amendment to Lease (the “Second Amendment”) dated August 23, 2021 and a Third Amendment to Lease (the “Third Amendment) dated July 11, 2023 (as amended, the “Master Lease”), with respect to premises consisting of a total of approximately 301,163 rentable square feet of space, consisting of the building located at 4301 Great America Parkway consisting of approximately 151,035 rentable square feet of space (“Building #2”) and 4401 Great America Parkway, consisting of approximately 150,128 rentable square feet of space (“Building #1”), Santa Clara, California (the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A.
2.Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, all of the Premises (also referred to herein as the “Subleased Premises”). Sublessee shall also have the exclusive use of the “Protected Area” as defined in the Master Lease, and the term “Subleased Premises” for all purposes below shall include the Protected Area.
3.Term:
A.Term. The term (the “Term”) of this Sublease shall be for the period commencing on the later of (i) Master Lessor’s consent to this Sublease, or (ii) September 1, 2026 (the “Commencement Date”) and ending on April 30, 2032 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease sooner expires pursuant to its terms. For the avoidance of doubt, the Subleased Premises shall be deemed delivered and early access provided, in each case from and after the applicable Target Delivery Date set forth below, when Sublessor provides Sublessee keys or other means of access thereto.
B.Delivery Date. The “Target Delivery Date” shall be January 1, 2026 with respect to Building #1 (the “Building 1 Target Delivery Date”). The “Target Delivery Date” with respect to Building #2 shall be September 1, 2026 or such earlier date from and after January 1, 2026 as specified by Sublessee with at least ten (10) days’ prior notice to Sublessor (the “Building 2 Target Delivery Date”). Sublessor shall use commercially reasonable efforts to substantially complete Sublessor’s Work by January 1, 2026. If Sublessor fails to substantially complete Sublessor’s Work on or before February 1, 2026 (the “Building #2 Deadline Completion Date”) for any reason other than the actions or inactions of Sublessee, as Sublessee’s sole remedy (except as expressly set forth herein), the Commencement Date as to Building #2 shall be delayed by one (1) day for each day such substantial completion is delayed beyond such date. If Sublessor fails to substantially complete Sublessor’s Work on or before March 1, 2026, which date shall be extended by one (1) day (not to exceed ninety (90) days) for each day Sublessor fails to substantially complete Sublessor’s Work due to Force Majeure Delays (the “Building #2 Deadline Penalty Date”) for any reason other than the actions or inactions of Sublessee, as Sublessee’s sole additional remedy, then commencing on the Commencement Date as to Building #2 (as delayed above), Sublessee shall be entitled to one (1) day of Base Rent abatement as to Building #2 for each day such substantial completion is delayed beyond such date. For purposes of this Sublease, the Sublessor’s Work shall be deemed to be “substantially completed” on the date that the Sublessor’s Work has been performed (other than any minor punch list items the non-completion of which does not materially interfere with Sublessee’s use of the Subleased Premises or Sublessee’s construction of the Sublessee Improvements therein) and receipt of all governmental approvals with respect to Sublessor’s Work and delivery of a letter from Sublessor’s architect certifying substantial completion thereof.
C.Early Possession. Sublessor shall permit Sublessee to enter Building #1 commencing on the Building 1 Target Delivery Date and Building #2 commencing on the Building 2 Target Delivery Date for purposes of constructing the Sublessee Improvements (as defined below), installing furniture, fixtures and equipment and otherwise preparing the Subleased Premises for occupancy and, at Sublessee’s sole discretion, for conducting business, provided (i) Master Lessor’s consent to this Sublease has been received, (ii) Sublessee has delivered to Sublessor the Letter of Credit and first month’s Base Rent as required under Paragraphs 4 and 5, and (iii) Sublessee has delivered to Sublessor evidence of all insurance required under this Sublease. Such occupancy shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent, Reimbursable Operating Costs, utilities and the Management Fee (but for the avoidance of doubt, Sublessee shall be responsible for the costs of utilities with respect to the portion of the Subleased Premises, if any, which Sublessee is then occupying for the conduct of business, and its specific requests or actions that would not normally be included in operating expenses in a multi-tenant building), and shall not advance the Expiration Date of this Sublease. If Sublessor has not yet completed Sublessor’s Work by the Building 2 Target Delivery Date, Sublessee shall not unreasonably interfere with Sublessor’s completion thereof, and Sublessee’s repair, maintenance and compliance with Law obligations under this Sublease shall not apply with respect to Building #2 until the completion thereof, except Sublessee shall be responsible for any damage it causes and ensuring its use of the Subleased Premises complies with all Laws.
4.Rent:
A.Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the amount listed in the table below (“Base Rent”). If an increase in Base Rent becomes effective on a date other than the first day of a calendar month, the Base Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which the rate is in effect. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor by wire transfer or ACH pursuant to instructions delivered by Sublessor.

Sublease Term (Months)	Monthly Base Rent
Commencement Date-12	$[***]
13-24	$[***]
25-36	$[***]
37-48	$[***]

49-60	$[***]
61-Expiration Date	$[***]

B.Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Reimbursable Operating Costs” and the “Management Fee” (as defined in Sections 9 and 20N of the Master Lease), shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein. Sublessee shall also pay to Sublessor any gross receipts or rent tax payable with respect to this Sublease and all costs directly incurred by or at the request of Sublessee with respect to its use of the Subleased Premises. All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Notwithstanding the foregoing, Sublessee shall not be responsible for Reimbursable Operating Costs (including, without limitation, any amounts payable under the Master Lease for the increase in value of Master Lessor’s insurance on the Buildings pursuant to Section 10B of the Master Lease) or the Management Fee during the first six (6) months of the Sublease Term (but for the avoidance of doubt, Sublessee shall be responsible for the costs of utilities and its specific requests or actions). Notwithstanding anything to the contrary in the Sublease, Sublessee shall not be required to pay (i) any Rent or perform any obligation that is payable as a result of a default by Sublessor of any of its obligations under the Master Lease (except to the extent such default was due to the misuse, negligence, willful misconduct or violation of this Sublease by Sublessee or its agents, contractors or invitees) or the misuse, negligence or willful misconduct of or by Sublessor or its agents, contractors or invitees (which, for the avoidance of doubt, shall exclude Sublessee and its agents, contractors or invitees) or the violation of law by Sublessor, (ii) any costs required to be paid by Sublessor pursuant to Section 6E of the Master Lease in connection with seismic upgrades triggered by any “Tenant Improvements” or “Alterations” by Sublessor (including, without limitation, the Sublessor’s Work), (iii) any “Required Tenant Payment” set forth in Section 6E of the Master Lease as amended by Section 4 of the Third Amendment, and (iv) any “Surrender Payment” set forth in Section 7A of the Master Lease with respect to the removal or restoration of any alterations or improvements that Sublessee is not required to remove or restore pursuant to Paragraph 15 of this Sublease.
C.Payment of First Month’s Rent. Within five (5) days following Master Lessor’s consent to this Sublease, Sublessee shall pay to Sublessor the sum of [***], which shall constitute Base Rent for the first month of the Term.
5.Security Deposit: Within fifteen (15) days following Master Lessor’s consent to this Sublease, Sublessee shall provide Sublessor an irrevocable standby letter of credit (as it may be replaced pursuant to this Sublease, the “Letter of Credit”) in the amount of [***] (the “LC Amount”), in a form, and issued by JP Morgan Chase Bank or such other lending institution reasonably acceptable to Sublessor (the Letter of Credit and all proceeds thereof, and all other sums paid to Sublessor in substitution of the foregoing being referred to as the “Security Deposit”). Sublessee may at any time substitute the Letter of Credit with a cash Security Deposit. If so substituted, Sublessee shall have the right at any time to provide a replacement Letter of Credit that complies with the requirements herein, in which event Sublessor shall promptly return the cash Security Deposit. The Letter of Credit and Security Deposit shall be held and applied in accordance with the terms of Section 5 of the Master Lease, as incorporated herein.
6.Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is April 30, 2032 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that

Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 7B of the Master Lease.
7.Repairs: Sublessor shall complete Sublessor's Work in Building #2 in a good and workmanlike manner and in compliance with applicable laws and deliver Building #2 in substantially the same state of repair as Building #1 as of the date of this Sublease, subject to reasonable wear and tear and the other terms of this Sublease. Sublessor shall deliver Building #1 to Sublessee in “as is” condition as of the date of this Sublease, subject to reasonable wear and tear and the other terms of this Sublease. To Sublessor’s actual knowledge, the heating, ventilating and air conditioning and other Building systems serving the Subleased Premises are in good working order and repair. In the event that any Building systems (including, without limitation, fire life safety, HVAC, elevators, plumbing, and electrical) provided by Master Lessor or Sublessor are not in good working order and repair on the Building 1 Target Delivery Date as to Building #1 or the Building 2 Target Delivery Date as to Building #2 or in the twelve (12) month period after the applicable Target Delivery Date, provided such failure is not due to alterations or misuse by or the negligence or willful misconduct of Sublessee, and excluding routine maintenance, promptly upon request by Sublessee, Sublessor, at Sublessor’s sole cost, shall repair the same or cause Master Lessor to do so, and costs by Master Lessor (or Sublessor) to repair shall not be passed through to Sublessee. The parties acknowledge and agree that except as set forth in the Sublease, Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises, except as set forth in this paragraph. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises except as expressly set forth in the Sublease, including, without limitation, any improvement or repair required to comply with any law, except as set forth in this paragraph. Except as expressly set forth herein, Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease, except that Sublessor shall, upon request by Sublessee, use commercially reasonable efforts, without requiring Sublessor to engage in litigation, to compel Master Lessor to perform the same (including, without limitation, exercising Sublessor’s self-help and offset rights under Section 15A of the Master Lease, in which event Sublessee shall have a corresponding right to offset Base Rent under this Sublease in the amounts offset by Sublessor under the Master Lease, subject to the terms of Paragraph 12 below). Sublessor represents that it has not exercised, and agrees that it will not exercise, the “Self-Management Option” under the Master Lease.
8.Right to Cure Defaults: If Sublessee fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Agreed Interest Rate (as defined in the Master Lease) from the date of the expenditure until repaid.
9.Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor. Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed, but the consent of Sublessor may be withheld if Master Lessor’s consent is not obtained (to the extent Master Lessor’s consent is required under the Master Lease). Sublessor’s consent shall not be required for a transfer as described in Section 18E of the Master Lease, as incorporated herein, such that a Permitted Transfer by

Sublessee shall not require Sublessor’s consent so long as the conditions therein are satisfied. In addition, Sublessee shall have the right, without Sublessor’s consent but with notice, to license/desk share or permit occupancy of up to 50% of non-separately demised space in the Subleased Premises to third parties with whom Sublessee has independent ongoing business relationships, subject to Master Lessor’s approval to the extent required under the Master Lease and provided such entities abide by all the terms and conditions relating to the use of the Subleased Premises set forth in this Sublease. Any Transfer shall be subject to the terms of Section 18 of the Master Lease, as incorporated herein.
10.Use: Sublessee may use the Subleased Premises only for the uses identified in Section 3 of the Master Lease. Sublessee shall not use, store, transport or dispose of any Hazardous Material in or about the Subleased Premises except as permitted by the Master Lease.
11.Sublessor’s Work: Sublessor shall perform, in a good and workmanlike manner, in Building #2, the work described in the construction drawings described in Exhibit B, and slurry seal and restripe the existing parking lot serving the Subleased Premises, or cause Master Lessor to do so (“Sublessor’s Work”). Within thirty (30) days following substantial completion of Sublessor’s Work, Sublessee shall have the right to deliver to Sublessor a punch-list of all deficiencies in Sublessor’s Work in Building #2 noted by Sublessee, which Sublessor shall promptly complete at Sublessor’s sole cost.
12.Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor. Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed, but the consent of Sublessor may be withheld if Master Lessor’s consent is not obtained (to the extent Master Lessor’s consent is required under the Master Lease). Notwithstanding the foregoing, neither Master Lessor’s nor Sublessor’s consent shall be required with respect to any “Minor Alterations” pursuant to Section 8A of the Master Lease incorporated herein. As described below, Sublessor shall provide Sublessee an Allowance (“Sublease Work Allowance”) of up to [***] per rentable square foot as to each building in the Subleased Premises, constituting $[***] in the aggregate (consisting of $[***] per rentable square foot as to each building in the Subleased Premises from Sublessor ( “Sublessor’s Portion”) and $[***] per rentable square foot as to each building in the Subleased Premises from Master Lessor (“Master Lessor’s Portion”)). Master Lessor’s Portion, if used, may be used only for costs of construction, space planning, design, architectural fees, engineering costs, relevant consultants, including project/construction management fees, permits and any other costs for improvements in the Subleased Premises (the “Sublessee Improvements”) as listed as Work Allowance Costs in the Master Lease. Master Lessor’s Portion may be used for reimbursement of such costs whether such costs are paid by Sublessee out of its own funds or paid by Sublessee using Sublessor’s Portion, or a combination thereof. Sublessor shall disburse to Sublessee Sublessor’s Portion consisting of $[***] per rentable square foot of each building in the Subleased Premises (for a total of $[***]), in a lump sum payment on January 1, 2026. If Sublessor fails to disburse Sublessor’s Portion in accordance with the terms and conditions of this Sublease on or before January 15, 2026, such amounts owed shall bear interest at a rate of 10% per annum from the date Sublessor was required to pay such amount until paid by Sublessor or Sublessee has offset such amount against Base Rent under the Sublease and Sublessee shall have the right to offset any such amount owed by Sublessor against Base Rent in accordance with the terms and conditions set forth in the last paragraph of Section 15A of the Master Lease, except references to $[***] therein shall be to $[***]. Sublessor shall not be required to pay to Sublessee Sublessor’s Portion during any period when Sublessee is in default under this Sublease beyond any applicable notice and cure period (i.e., such payments shall be temporarily tolled until Sublessee cures any such defaults). Sublessee may use Sublessor’s Portion for any purpose at Sublessee’s discretion (including, without limitation, for payment of costs of the Sublessee Improvements, furniture, fixtures and equipment, etc.), or for no purpose and keep the same in its entirety.

However, Sublessee must follow the reimbursement procedures outlined in the Master Lease to be eligible to receive Master Lessor’s Portion. Notwithstanding anything to the contrary herein, Sublessor’s sole obligations with respect to Master Lessor’s Portion are to forward Sublessee's disbursement requests to Master Lessor, forward Master Lessor’s disbursements to Sublessee and perform its obligations under Paragraph 19(A)(iv) below, and Sublessor shall have no liability to Sublessee and no obligation to fund Master Lessor’s Portion if Master Lessor fails to fully disburse Master Lessor’s Portion. Sublessor shall, however, upon request by Sublessee, use Sublessor’s commercially reasonable efforts, without requiring Sublessor to engage in litigation, to compel Master Lessor to make such disbursements (including interest as set forth in Section 6E of the Master Lease) including, without limitation, exercising Sublessor’s offset rights under Section 6E of the Master Lease, in which event Sublessee shall have a corresponding right to offset Base Rent under this Sublease in the amounts offset by Sublessor under the Master Lease. Notwithstanding the foregoing or anything to the contrary herein, including the terms of Paragraphs 7 and 19A(vi), if Master Lessor disputes any right by Sublessor to offset rent under the Master Lease, Sublessee’s right to correspondingly offset rent under this Sublease shall be void until such time as such dispute is resolved in Sublessor’s favor, provided Sublessor is using commercially reasonable efforts (including, if necessary, engaging in litigation) to resolve such dispute. Sublessee shall not be required to reimburse Sublessor for any of Sublessor’s third party costs in reviewing the Sublessee Improvements. Sublessee may use its preferred architect to prepare plans for the Sublessee Improvements, subject to Master Lessor’s consent (but Sublessor’s consent thereto shall not be required). Sublessee shall contract directly with its architect to provide a test fit and budget plan for the Sublessee Improvements. If not paid by Sublessor prior to the execution of this Sublease, within thirty (30) days of Sublessee’s submission of an invoice for such work, Sublessor shall pay such architect up to $[***] per rentable square foot of the portion of the interior of the Subleased Premises included in such plans (or if already paid by Sublessee, Sublessor shall reimburse Sublessee for such amount). Sublessee shall provide all completed architectural work paid for by Sublessor to Sublessor. Sublessor represents and warrants that following reimbursement under the Master Lease out of the “Work Allowance” thereunder with respect to all of Sublessor’s Work, the “Tenant Improvements”, and all other Alterations constructed by Sublessor, the remaining Work Allowance under the Master Lease shall consist of no less than $[***] per rentable square foot as to each building in the Subleased Premises such that the full Master Lessor’s Portion will be available to Sublessee hereunder.
13.Insurance: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required under Section 10C of the Master Lease; provided Sublessee shall be required to insure all Sublessee Improvements and Alterations by Sublessee unless Sublessee makes proper written request of Master Lessor under Section 10B of the Master Lease and Master Lessor is required to insure them. Sublessor shall make the written request of Master Lessor under Section 10B of the Master Lease to require Master Lessor to insure the “Tenant Improvements” installed by Sublessor under the Master Lease (including, without limitation, Sublessor’s Work) and all other Alterations performed by Sublessor. Sublessor represents and warrants that Sublessor has not performed any Alterations for which Master Lessor’s consent was not obtained. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10D of the Master Lease, as incorporated herein, shall be binding on the parties.
14.Default: Sublessee shall be in default under this Sublease if Sublessee commits any act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease. In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 14 of the Master Lease and by applicable law, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).
15.Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its personal property and trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease; provided, however, Sublessee shall not have any obligation to remove or restore the Sublessor’s Work or any other alterations or improvements existing as of the date Sublessor delivers possession of the applicable portion of the Subleased Premises to Sublessee. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition.
16.Broker: Sublessor and Sublessee each represents to the other that it has dealt with no real estate brokers, finders, agents or salesmen other than CBRE, Inc., representing Sublessor, and Cornish & Carey Commercial, a California corporation d/b/a Newmark, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.
17.Notices: Unless at least five (5) business days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid); provided, however, all notices to Sublessor or Sublessee must also be sent by email to the email address(es) set forth below its signature to this Sublease. Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
18.Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.
19.Other Sublease Terms:

A.Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to the “Tenant Improvements” shall be deemed a reference to the “Sublessee Improvements”; (iv) each reference to “Base Monthly Rent” shall be deemed a reference to “Base Rent” under the Sublease; (v) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (vi) with respect to work, services, repairs, restoration, insurance, indemnities (except for Sublessor’s obligation to indemnify Sublessee pursuant to the terms of Section 15D of the Master Lease as incorporated herein), representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, except as expressly set forth in the Sublease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s commercially reasonable efforts (without requiring Sublessor to engage in litigation) to obtain Master Lessor’s performance (including, without limitation, exercising Sublessor’s self-help and offset rights under Section 15A of the Master Lease, in which event Sublessee shall have a corresponding right to offset Base Rent under this Sublease in the amounts offset by Sublessor under the Master Lease, subject to Paragraphs 7 and 12 above); (vii) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (but in the case of the curing of defaults with respect to the payment of Rent or any other payment due under this Sublease or the terms of the Master Lease, Sublessee shall have three (3) business days to make such cure); (viii) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (ix) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (x) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor; (xi) in any case where “Tenant” is to execute and/or deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (xii) all payments shall be made to Sublessor; (xiii) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor (except that no consent and review fees shall be payable to Sublessor with respect to the Sublessee Improvements); (xiv) Sublessee shall be responsible under Section 18A of the Master Lease, after first deducting its Reasonable Transfer Costs, for paying all Master Lessor’s share of any “profit” under subleases and assignments by or under Sublessee and any remainder shall be shared equally with Sublessor, with reference to Base Monthly Rent to mean Base Rent hereunder; (xv) Sublessor’s obligations under Sections 9C–F are limited to forwarding statements and refunds provided by Master Lessor, except that Sublessee shall have the right to audit such statements to the extent permitted by Master Lessor; (xvi) Sublessee’s Allocable Share shall mean 100% (subject to adjustment for any “Additional Building” or Master Lessor’s right to add “Additional Property” under the Master Lease); (xvii) references in Section 20N to Base Monthly Rent shall mean the Base Monthly Rent under the Master Lease so that Sublessee pays the full Management Fee under the Master Lease (and for the avoidance of doubt, any gross receipts tax included in Reimbursable Operating Costs shall be based on rent under the Master Lease); (xviii) references to a $[***] per rentable square foot Work Allowance shall be to $[***] per rentable square foot (i.e., Master Lessor’s portion) and references to Test Fit and Landscaping Allowances, the Self-Management Option, Landlord Credit

Amount (and the credit and the cost of improvements defined as the Landlord Credit Amount) and, except as may be expressly set forth in this Sublease, self-help and offset rights, shall be deleted; (xix) the Security Threshold Amount in Section 8A will not increase unless both Sublessor and Sublessee meet the Market Capitalization Threshold, but Sublessee shall not be required to provide the security set forth therein unless required by Master Lessor pursuant to the terms of the Master Lease; (xx) in Section 20J, the NDA shall refer to the Mutual Non-disclosure Agreement between Sublessor and Sublessee dated April 1, 2025, and the restriction on making public announcements shall apply as to both Sublessor and Sublessee but in either case shall be subject to disclosures required under law; (xxi) reference to “Delivery Date for a Phase” shall be deemed a reference to Building 1 Target Delivery Date with respect to Building #1 and the date Building #2 is delivered to Sublessee with the Sublessor’s Work substantially completed with respect to Building #2 (except the reference in the fourth paragraph of Section 6D shall be to the applicable Delivery Date under the Master Lease and the references in Sections 8C and 13 shall, as to Building #2, be to the Building 2 Target Deliver Date); and (xxii) references to “Airbnb” in Section 20BB of the Master Lease shall be changed to “Zscaler”. Under no circumstances shall rent abate under this Sublease as a result of the incorporation of the terms of the Master Lease except on a pro rata basis (based on square footage) to the extent that rent correspondingly abates under the Master Lease as to the Subleased Premises.
Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Basic Lease Information Sheet Sections 1-10, 12, 14-16, 20, 22-24, Lease Sections 1A, 2 (second paragraph), 3G, 4A (except the last two sentences), 4B, 5A (the first and fifth sentences), 5C, 6A, 6B (except the third paragraph), 6C, 6D (the tenth-thirteenth sentences in the first paragraph, the fourth sentence of the third paragraph (regarding a budgeted cost minimum), and the first two sentences of the fourth paragraph, except Sublessor shall provide Sublessee with the ACM Report provided by Master Lessor), 6E (the paragraph which is the fourth paragraph after taking into account the changes in the Third Amendment), 6F, 6G, 11 (the second paragraph), 13A (the last paragraph), 18D (after the first two sentences, unless Master Lessor requires a guaranty of this Sublease pursuant thereto or the Surviving Entity or Sublessee following a transaction described in subpart (ii) thereof does not have at least as good a net worth (as defined under generally accepted accounting principles) as Sublessee immediately before the applicable transaction), 19, 20C, 20M, 20N (second paragraph), 20T (first sentence and second paragraph and provided Non-Disturbance Protection of the Master Lease shall satisfy the requirements in the first paragraph) and 20W (the last sentence), Exhibits C-E and I, the First and Second Amendments, and the Third Amendment (except Sections 2-4). In addition, notwithstanding subpart (iii) above, (a) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 3A (the last paragraph), 3C, 6D (the fifth sentence in the fourth paragraph), 6E (except the paragraph which is the fifth paragraph without taking into account the changes in the Third Amendment), 6H, 8C (except the first seven sentences), 9A, 9D, 9F, 9G, 10B, 10C (the last sentence), 12 (the last sentence of the first paragraph), 13B (the second paragraph), 15A (the second sentence), 15B (the second sentence), 15F, 16, 17, 18A (clause (i) in the fifth sentence and the entirety of the sixth sentence), 18G, 20Z, and 20AA and Section 4 of the Third Amendment; and (b) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections 6E (fifth paragraph without taking into account the changes in the Third Amendment), 6I, 7A, 8B, 8D, 10C (except the last sentence), 11 and 15A (the last sentence of the first paragraph).
B.Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease that are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination (unless Master Lessor or a successor tenant agrees to permit Sublessee to continue to occupy the Subleased Premises on the terms of this Sublease for the remainder of the Term), without any liability of Sublessor to Sublessee (except for liability for a termination of this Sublease resulting from a termination of the Master Lease constituting a breach of this Sublease by Sublessor). Notwithstanding the foregoing, provided Sublessee is not then in default beyond applicable notice and cure periods, Sublessor shall not, without Sublessee’s prior written consent, which will not be unreasonably withheld or delayed, terminate the Master Lease (unless Master Lessor agrees to recognize this Sublease as a direct lease with Sublessee upon such termination on the terms of this Sublease for the remainder of the Term and Sublessor pays the Sublessor’s Portion to Sublessee in full), or willfully commit any acts that would entitle Master Lessor to terminate the Master Lease, or amend (subject to the foregoing) or affirmatively waive any provisions of the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease in each case that would adversely affect Sublessee’s use or occupancy of the Subleased Premises or increase Sublessee’s liability hereunder. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.
20.Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor in form and substance acceptable to Sublessor and Sublessee in their good faith discretion. Each party shall use commercially reasonable efforts to obtain such consent, including by promptly signing Master Lessor’s consent in form and substance acceptable to Sublessor and Sublessee in their good faith discretion. If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is received, and Sublessor shall return to Sublessee its prepayment of Rent pursuant to Paragraph 4 hereof. Sublessor shall pay all consent and review fees set forth in The Master Lease to obtain Master Lessor’s consent to this Sublease.
21.Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 16 – 18. Nothing herein shall prohibit Master Lessor or, only if Sublessee is in default beyond applicable cure periods, Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof, subject to Paragraph 19B of this Sublease. In the event Master Lessor exercises any such termination or recapture rights (or Sublessor properly does so as permitted in this Sublease), this Sublease shall terminate without any liability to Master Lessor or Sublessor, subject to Paragraph 19B of this Sublease.
22.Inducement Recapture: If this Sublease terminates as a result of a default by Sublessee beyond applicable notice and cure periods, the unamortized portion (amortized on a straight line basis over the original term of this Sublease) of Sublessor’s Portion, given or paid by Sublessor shall be immediately due and payable by Sublessee to Sublessor.
23.Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term any of the office furnishings within the Subleased Premises which are identified on Exhibit C attached hereto (the “FF&E”) at no additional cost to Sublessee. Sublessee shall have the one-time right, prior to the Commencement Date, to provide Sublessor in writing with a list of items of FF&E that it wishes to use. Within forty-five (45) days of Sublessor’s receipt thereof, Sublessor shall remove all of the FF&E, except such items identified by Sublessee, at Sublessor’s sole cost, after which such removed items shall no longer be deemed FF&E. The FF&E is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the FF&E that Sublessee does not request be removed from the Subleased Premises under the property insurance policy required under the Master Lease, as incorporated herein, and pay all taxes with respect to such FF&E. Sublessee shall maintain such FF&E in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall not remove any of the FF&E from the Subleased Premises without Sublessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the termination of this Sublease, Sublessee shall have the option to purchase all the FF&E for $[***], provided Sublessee has first provided Sublessor with not less than one hundred twenty (120) days prior written notice of Sublessee’s intent to purchase such FF&E. Sublessee shall then accept the FF&E in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. If this option is not exercised, Sublessee shall surrender the FF&E to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted.
24.Signage; Parking: Sublessee shall have the exclusive right to all signage and parking rights granted to Sublessor in the Master Lease, subject to the terms of the Master Lease (including, without limitation, Master Lessor’s consent as to the methods of installing and affixing such signage, location, size, wording, color and other aspects of such signage) and all required governmental approvals. At Sublessee’s request, Sublessor shall, at Sublessor’s sole cost, remove all of Sublessor’s signage on the Subleased Premises and repair any damage caused by such removal.
25.Sublessor’s Performance: Sublessor shall fully perform all of its obligations under the Master Lease to the extent Sublessee has not expressly agreed to perform such obligations under this Sublease. In the event, however, that Sublessor defaults in the payment of any of Sublessor’s monetary obligations under the Master Lease, Sublessee may give Sublessor notice specifying in what manner Sublessor has defaulted and demanding it cure the default. If (a) Master Lessor has not agreed to provide nondisturbance protection to Sublessee on substantially the same terms as this Sublease but has agreed to accept payments directly from Sublessee and apply them to payments owed under the Master Lease, and (b) within ten (10) days after such notice, Sublessor does not either (i) provide written notice to Sublessee stating that it is in good faith disputing such obligation and providing a reasonable basis for doing so, or (ii) cure the default, then Sublessee shall be entitled to make the defaulted monetary payment directly to Master Lessor and promptly collect from Sublessor Sublessee’s reasonable expenses in so doing (including, without limitation, reasonable attorneys’ fees); provided, however, if Master Lessor has provided a three-day notice to pay or quit with respect such obligation under the Master Lease, Sublessee may make the payment required under the three-day notice to Master Lessor on the last day in which such payment may be made under the three-day notice even if the full ten (10) days has not passed or Sublessor is disputing the obligation. If Sublessor fails to reimburse Sublessee such amounts within thirty (30) days of demand from Sublessee and such failure continues for five (5) days after an additional notice demanding reimbursement from Sublessee, Sublessee may offset such reasonable expenses against all future payments of rent and additional rent due under this Sublease.
26.Sublessor Representations: Sublessor represents and warrants that (a) the Master Lease is in full force and effect, and there exists under the Master Lease no default beyond applicable notice and cure periods by either Sublessor, or to Sublessor’s knowledge, Master Lessor, nor, to Sublessor’s knowledge, has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default, and (b) the copy of the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease (with the indicated redactions).
27.IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:    SUBLESSEE:
AIRBNB, INC.,    ZSCALER, INC.,
a Delaware corporation    a Delaware corporation

By: /s/ Elinor Mertz    By: /s/ Jay Chaudhry
Name: Elinor Mertz    Name: Jay Chaudhry
Its: Chief Financial Officer    Its: CEO

Address: 888 Brannan Street    Address: 120 Holger Way
San Francisco, CA 94103    San Jose, CA 95134
Attention: Director of Real Estate    Attention: Zscaler Legal Department
Email: leaseadmin@airbnb.com     Email: legal@zscaler.com
and:
888 Brannan Street
San Francisco, CA. 94103
Attention: Legal - Real Estate
Email: legal@airbnb.com

EXHIBIT A
MASTER LEASE
[***]

EXHIBIT B
DRAWINGS
[***]

EXHIBIT C
FF&E
[***]